Exhibit 10.2

OUTDOOR CHANNEL HOLDINGS, INC.

2004 LONG-TERM INCENTIVE PLAN

Performance Unit Award Agreement

Award No.

You are hereby awarded Performance Units (the “PUs”) subject to the terms and conditions set forth in this Performance Unit Award Agreement (“Award Agreement”), and in the Outdoor Channel Holdings, Inc. 2004 Long-Term Incentive Plan (the “Plan”), which is attached hereto as Exhibit A.  A summary of the Plan appears in its Prospectus, which is attached as Exhibit B.  You should carefully review these documents, and consult with your personal financial advisor, in order to fully understand the implications of this Award Agreement, including your tax alternatives and their consequences.

By executing this Award Agreement, you agree to be bound by all of the Plan’s terms and conditions as if they had been set out verbatim in this Award Agreement.  In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award Agreement will be made by the Board of Directors (the “Board”) of Outdoor Channel Holdings, Inc. (the “Company”), or the Committee pursuant to Section 4 of the Plan, and that such determinations, interpretations or other actions are (unless arbitrary and capricious) final, conclusive and binding upon all parties, including you, your heirs and representatives.  Capitalized terms are defined in the Plan or in this Award Agreement.

1.             Specific Terms.  Your PUs have the following terms:

Name of Participant
Number of Performance Units Subject to Award
Purchase Price per Share (if applicable)	Not applicable.
Award Date
Performance Period
Vesting of Award	See Vesting Appendix.

2.             Termination of Continuous Service.  This Award shall be canceled and become automatically null and void immediately after termination of your Continuous Service for any reason, but only to the extent you have not become vested, pursuant to the foregoing terms, on or at the time your Continuous Service ends.

3.             Satisfaction of Vesting Restrictions.  No Shares will be issued before you complete the requirements that are necessary for you to vest in the Shares underlying your PUs.  As soon as practicable after the date on which your PUs vest in whole or in part, the Company will issue to you or your duly-authorized transferee, free from vesting restrictions (but subject to such legends as the Company determines to be appropriate), one Share for each vested PU.  Fractional shares will not be issued, and cash will be paid in lieu thereof.

4.             Withholding.  Certificates shall not be delivered to you unless you have made arrangements satisfactory to the Committee to satisfy tax-withholding obligations.  You may, in your discretion, authorize the Company to withhold a portion of the Shares that would otherwise be issued to you upon the lapse of the applicable vesting restrictions to satisfy such withholding obligations (up to the minimum statutorily required withholding obligations).

5.             Investment Purposes.  You acknowledge that you are acquiring your Shares underlying your PUs for investment purposes only and without any present intention of selling or distributing them.

6.             Designation of Beneficiary.  Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a beneficiary (the “Beneficiary”) to your interest, if any, in the PUs awarded hereby.  You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit C (the “Designation of Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the Company.

7.             Income Taxes and Deferred Compensation.  The Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with this Award (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes.  The Committee shall have the discretion to unilaterally modify this Award in a manner that (i) conforms with the requirements of Section 409A of the Code, (ii) that voids any election of the Participant to the extent it would violate Section 409A of the Code, and (iii) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, subject to any valid second election to defer, provided that the Committee permits second elections to defer in accordance with Section 409A(a)(4)(C).  The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and this Award Agreement.

8.             Notices.  Any notice, payment or communication required or permitted to be given by any provision of this Award Agreement shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed as follows: (i) if to the Company, at the address set forth on the signature page, to the attention of: Board of Directors of Outdoor Channel Holdings, Inc.; (ii) if to you, at the address set forth below your signature on the signature page.  Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement.  Any such notice shall be deemed to be given as of the date such notice is personally delivered or properly mailed.

9.             Binding Effect.  Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

10.           Modifications.  This Award Agreement may be modified or amended at any time, in accordance with Section 15 of the Plan and provided that you must consent in writing to any modification that adversely alters or impairs any rights or obligations under this Award Agreement.

11.           Headings.  Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

12.           Severability.  Every provision of this Award Agreement and of the Plan is intended to be severable.  If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

13.           Counterparts.  This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

14.           Governing Law.  This Award Agreement shall be interpreted, administered and otherwise subject to the laws of the State of Delaware (disregarding any choice-of-law provisions).

<Signature Page Follows>

BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that the PUs hereby awarded under and governed by the terms and conditions of this Award Agreement and the Plan.

OUTDOOR CHANNEL HOLDINGS, INC.

By:
Name:
A duly authorized Director or Officer

	Address:	43445 Business Park Drive, Suite 113
Temecula, CA 92590

The undersigned Participant hereby accepts the terms of this Award Agreement and the Plan.

Address:

Vesting Appendix

The Performance Units shall vest as provided below, and once vested, shall be settled by the Company’s issuance of shares of Company common stock reflecting that number of vested Performance Units.  To the extent any of the following targets are not met within the Performance Period, the Performance Units corresponding to such targets shall be immediately forfeited and terminated on the expiration of the Performance Period.

[INSERT VESTING PROVISIONS]

OUTDOOR CHANNEL HOLDINGS, INC.

2004 LONG-TERM INCENTIVE PLAN

Exhibit A

Plan Document

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OUTDOOR CHANNEL HOLDINGS, INC.

2004 LONG-TERM INCENTIVE PLAN

Exhibit B

Plan Prospectus

OUTDOOR CHANNEL HOLDINGS, INC.

2004 LONG-TERM INCENTIVE PLAN

Exhibit C

Designation of Beneficiary

 In connection with Award Agreements between Outdoor Channel Holdings, Inc. (the “Company”) and       , an individual residing at       (the “Recipient”), the Recipient hereby designates the person specified below as the beneficiary of the Recipient’s interest in Awards as defined in the Company’s 2004 Long-Term Incentive Plan (the “Plan”).  This designation shall remain in effect until revoked in writing by the Recipient.

Name of Beneficiary:
Address:

Social Security No.:

This beneficiary designation relates to any and all of Recipient’s rights under the following Award or Awards:

☐	any Award that Recipient has received under the Plan.
☐	the Award that Recipient received pursuant to an award agreement dated , between Recipient and the Company.

The Recipient understands that this designation operates to entitle the above-named beneficiary to the rights conferred by an Award from the date this form is delivered to the Company until such date as this designation is revoked in writing by the Recipient, including by delivery to the Company of a written designation of beneficiary executed by the Recipient on a later date.

Date:

By:
[Recipient Name]

Sworn to before me this
day of , 200

Notary Public
County of
State of

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